Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad/Graphics Reports Third Quarter and Year-to-Date 2017 Results

Consistent Execution of Strategic Objectives Drives Increased Net Earnings and Earnings per Share

SUSSEX, WI, October 31, 2017 — Quad/Graphics, Inc. (NYSE: QUAD) ("Quad/Graphics" or the "Company") today reported results for its third quarter ending September 30, 2017.

Financial Highlights

•	Increased third quarter 2017 net earnings by $9 million to $20 million and diluted earnings per share by $0.16 to $0.38 on net sales of $1.0 billion.

•	Achieved third quarter 2017 Non-GAAP Adjusted EBITDA margin of 11.5%, flat to prior year's quarter, on Non-GAAP Adjusted EBITDA of $116 million.

•	Achieved year-to-date cash flow from operations of $180 million and generated $118 million of Non-GAAP Free Cash Flow, both in-line with Company's guidance.

•	Reduced debt and capital leases by $77 million, or 7%, through the first nine months of 2017 and improved Debt Leverage Ratio to 2.22x.

•	Narrows full-year 2017 guidance for net sales to be approximately $4.1 billion, Adjusted EBITDA of $450 million to $470 million, and Free Cash Flow of $240 million to $260 million.

•	Declares quarterly dividend of $0.30 per share.
"Our third quarter results were in-line with our expectations, reflecting the continued great work our team is doing to sustainably reduce costs, win profitable new work and expand relationships with existing clients," said Joel Quadracci, Chairman, President & CEO of Quad/Graphics. "Through our consistent, disciplined approach to managing all aspects of our business, we remain the industry's high-quality, low-cost producer. Our sales momentum, which includes securing exclusive multi-year, multi-million-dollar contracts with premier publishers, retailers and marketers, will fuel Quad/Graphics' ongoing strategic transformation to expand our integrated marketing services platform, which helps brand owners improve both process efficiencies and marketing spend effectiveness. In Quad 3.0 we are transforming into a marketing services provider that helps brand owners market their products, services and content more efficiently and effectively. This transformation creates significant value for our clients by addressing their urgent marketing needs."

Summary Results

Net earnings improved during the third quarter of 2017 to $20 million, a $9 million year-over-year increase, despite a 4.8% decrease in net sales to $1.0 billion. Organic sales decreased 3.7% due to ongoing industry volume and pricing pressures after excluding pass-through paper sales (-1.2% impact) and foreign exchange (+0.1% impact), and is consistent with the Company's previous guidance. Diluted earnings per share for the third quarter of 2017 improved to $0.38 compared to $0.22 in 2016 primarily due to lower depreciation and amortization, and cost reductions and productivity improvement activities. Third quarter 2017 Non-GAAP Adjusted EBITDA decreased to $116 million compared to $122 million in 2016; however, due to ongoing productivity improvements and sustainable cost reductions, the Company was able to keep Adjusted EBITDA margin flat year-over-year at 11.5%.

Net earnings improved for the nine months ended September 30, 2017, to $52 million, a $45 million increase from 2016, despite a 5.2% decrease in net sales to $3.0 billion. Organic sales decreased 3.7% due to ongoing industry volume and pricing pressures after excluding pass-through paper sales (-1.4% impact) and foreign exchange (-0.1% impact). Diluted earnings per share improved to $1.01 during the nine months ended September 30, 2017, compared to $0.15 in 2016. Year-to-date Non-GAAP Adjusted EBITDA was $334 million, a 1.8% decrease from 2016, and Adjusted EBITDA margin improved to 11.2% as compared to 10.9% in 2016.

GAAP net cash provided by operating activities was $180 million for the first nine months of 2017. Free Cash Flow was $118 million compared with $202 million for the previous year. This expected decrease over prior year was due to lower employee-related liabilities and a reduction in the benefit from our controllable working capital improvement program.

"We delivered third quarter results as expected and, based on our ability to consistently execute on our strategic objectives, we are narrowing our 2017 financial guidance," said Dave Honan, Quad/Graphics Executive Vice President & Chief Financial Officer. "Ongoing productivity improvements and sustainable cost reductions have driven stronger net earnings during the first nine months of 2017, and we expect to finish the year with increased annual Adjusted EBITDA margin at the midpoint of our guidance. We continue to focus on strengthening our balance sheet through debt reduction and improving our Debt Leverage Ratio, which is 2.22x as of the end of the third quarter and well within our long-term targeted range of 2.0x to 2.5x. In addition, significant Free Cash Flow allows the Company to continue to strategically invest in our business transformation and maintain an affordable and sustainable annual dividend of $1.20 per share, representing approximately 25% of Free Cash Flow at the midpoint of our annual guidance."

Quad/Graphics' next quarterly dividend of $0.30 per share will be payable on December 1, 2017, to shareholders of record as of November 20, 2017.

Guidance

Quad/Graphics narrows its 2017 financial guidance as follows:

U.S. $	Previous Guidance Range	Narrowed Guidance Range
Net Sales	$4.1 billion - $4.3 billion	Approximately $4.1 billion
Adjusted EBITDA	$440 million - $480 million	$450 million - $470 million
Free Cash Flow	$225 million - $275 million	$240 million - $260 million

Quarterly Conference Call

Quad/Graphics (NYSE: QUAD) will hold a conference call at 10 a.m. ET on Wednesday, November 1, to discuss third quarter 2017 results. The call will be hosted by Joel Quadracci, Quad/Graphics Chairman, President & CEO, and Dave Honan, Quad/Graphics Executive Vice President & CFO. The full earnings release and slide presentation will be concurrently available on the Investors section of Quad/Graphics' website at http://investors.qg.com.

Participants can pre-register for the webcast by navigating to http://dpregister.com/10112050. Participants will be given a unique PIN to gain immediate access to the call on November 1, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants without internet access may dial in on the day of the call as follows:

•	U.S. Toll-Free: 1-877-328-5508

•	International Toll: 1-412-317-5424

Telephone playback will be available shortly after the conference call ends, accessible as follows:

•	U.S. Toll-Free: 1-877-344-7529

•	International Toll: 1-412-317-0088

•	Replay Access Code: 10112050

The playback will be available until December 1, 2017.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company's future results, financial condition, revenue, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "foresee," "project," "believe," "continue" or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company's expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of decreasing demand for printed materials and significant overcapacity in the highly competitive commercial printing industry creates downward pricing pressures; the impact of electronic media and similar technological changes, including digital substitution by consumers; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of changing future economic conditions; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the failure to attract and retain qualified production personnel; the impact of increased business complexity as a result of the Company's entry into additional markets; the impact of fluctuations in costs (including labor and labor-related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the failure to successfully identify, manage, complete and integrate acquisitions and investments; the impact of risks associated with the operations outside of the United States, including costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents; the impact of changes in postal rates, service levels or regulations; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; the fragility and decline in overall distribution channels, including newspaper distribution channels; the impact of the various restrictive covenants in the Company's debt facilities on the Company's ability to operate its business; significant capital expenditures may be needed to maintain the Company's platform and processes and to remain technologically and economically competitive; the impact on the holders of Quad/Graphics class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and other intangible assets; and the other risk factors identified in the Company's most recent Annual Report on Form 10-K, as such may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. Adjusted EBITDA is defined as net earnings (loss) excluding interest expense, income tax expense (benefit), depreciation and amortization, restructuring, impairment and transaction-related charges, loss (gain) on debt extinguishment, and equity in loss of unconsolidated entity. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment. Debt Leverage Ratio is defined as total debt and capital lease obligations divided by the last twelve months of Adjusted EBITDA. Adjusted Diluted Earnings Per Share is defined as net earnings (loss) excluding restructuring, impairment and transaction-related charges, loss (gain) on debt extinguishment, equity in loss of unconsolidated entity and discrete income tax items, divided by diluted weighted average number of common shares outstanding.

The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies. Reconciliation to the GAAP equivalent of these Non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

About Quad/Graphics

Quad/Graphics (NYSE: QUAD) is a global marketing services provider that helps brand owners market their products, services and content more efficiently and effectively. To do this, the Company leverages its strong print foundation in combination with its deep expertise in workflow re-engineering and optimization, content management and data-driven marketing, including personalization, across all media channels. With a consultative approach, worldwide capabilities, leading-edge technology and single-source simplicity, Quad has the resources and knowledge to help a wide variety of clients in multiple vertical industries, including retail, publishing and healthcare. Quad/Graphics provides a diverse range of digital and print and related products, services and solutions from multiple locations throughout North America, South America and Europe, and strategic partnerships in Asia and other parts of the world.

Investor Relations Contact:
Kyle Egan
Senior Manager of Treasury and Investor Relations, Quad/Graphics
414-566-2482
kegan@qg.com

Media Contact:
Claire Ho
Corporate Communications, Quad/Graphics
414-566-2955
cho@qg.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended September 30, 2017 and 2016
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended September 30,
	2017	2016
Net sales	$1,005.4	$1,056.4

Cost of sales	784.8	824.9
Selling, general and administrative expenses	104.9	109.9
Depreciation and amortization	58.3	61.7
Restructuring, impairment and transaction-related charges	8.0	26.1
Total operating expenses	956.0	1,022.6

Operating income	$49.4	$33.8

Interest expense	17.8	19.6

Earnings before income taxes and equity in loss of unconsolidated entity	31.6	14.2

Income tax expense	11.8	2.9

Earnings before equity in loss of unconsolidated entity	19.8	11.3

Equity in loss of unconsolidated entity	—	—

Net earnings	$19.8	$11.3

Earnings per share
Basic	$0.40	$0.24
Diluted	$0.38	$0.22

Weighted average number of common shares outstanding
Basic	49.5	47.8
Diluted	51.5	50.6

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2017 and 2016
(in millions, except per share data)
(UNAUDITED)

	Nine Months Ended September 30,
	2017	2016
Net sales	$2,967.2	$3,131.2

Cost of sales	2,330.9	2,449.4
Selling, general and administrative expenses	302.6	341.9
Depreciation and amortization	175.5	217.4
Restructuring, impairment and transaction-related charges	22.5	62.4
Total operating expenses	2,831.5	3,071.1

Operating income	$135.7	$60.1

Interest expense	53.6	58.9
Loss (gain) on debt extinguishment	2.6	(14.1)

Earnings before income taxes and equity in loss of unconsolidated entity	79.5	15.3

Income tax expense	26.8	5.6

Earnings before equity in loss of unconsolidated entity	52.7	9.7

Equity in loss of unconsolidated entity	0.8	2.3

Net earnings	$51.9	$7.4

Earnings per share
Basic	$1.05	$0.16
Diluted	$1.01	$0.15

Weighted average number of common shares outstanding
Basic	49.4	47.6
Diluted	51.6	49.3

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2017 and December 31, 2016
(in millions)
(UNAUDITED)

	September 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$15.4	$9.0
Receivables, less allowances for doubtful accounts	542.0	563.6
Inventories	308.0	265.4
Prepaid expenses and other current assets	40.7	54.4
Restricted cash	2.0	10.2
Total current assets	908.1	902.6

Property, plant and equipment—net	1,427.4	1,519.9
Intangible assets—net	47.8	59.7
Equity method investment in unconsolidated entity	3.0	3.6
Other long-term assets	91.1	84.3
Total assets	$2,477.4	$2,570.1

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$344.5	$323.5
Amounts owing in satisfaction of bankruptcy claims	2.1	2.3
Accrued liabilities	312.7	356.7
Short-term debt and current portion of long-term debt	66.8	84.7
Current portion of capital lease obligations	6.2	7.4
Total current liabilities	732.3	774.6

Long-term debt	966.4	1,019.8
Unsecured notes to be issued	0.9	5.4
Capital lease obligations	14.8	18.9
Deferred income taxes	50.7	35.3
Other long-term liabilities	246.3	274.6
Total liabilities	2,011.4	2,128.6

Shareholders' equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	903.5	912.4
Treasury stock, at cost	(98.7)	(113.3)
Accumulated deficit	(202.2)	(206.4)
Accumulated other comprehensive loss	(138.0)	(152.6)
Total shareholders' equity	466.0	441.5
Total liabilities and shareholders' equity	$2,477.4	$2,570.1

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2017 and 2016
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2017	2016
OPERATING ACTIVITIES
Net earnings	$51.9	$7.4
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	175.5	217.4
Impairment charges	1.0	17.7
Loss (gain) on debt extinguishment	2.6	(14.1)
Stock-based compensation	13.0	12.0
Gain from a property insurance claim	(5.0)	—
Settlement loss on pension benefit plans	—	6.5
Gain on sale or disposal of property, plant and equipment	(7.3)	(6.0)
Deferred income taxes	15.5	(3.8)
Other non-cash adjustments to net earnings	3.5	5.5
Changes in operating assets and liabilities	(71.0)	17.4
Net cash provided by operating activities	179.7	260.0

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(61.6)	(57.7)
Cost investment in unconsolidated entities	—	(9.9)
Proceeds from the sale of property, plant and equipment	22.9	11.4
Proceeds from a property insurance claim	5.0	—
Transfers from restricted cash	8.1	—
Loan to an unconsolidated entity	(5.0)	—
Net cash used in investing activities	(30.6)	(56.2)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	375.0	19.7
Payments of long-term debt	(424.3)	(170.6)
Payments of capital lease obligations	(5.9)	(4.6)
Borrowings on revolving credit facilities	525.7	712.0
Payments on revolving credit facilities	(550.4)	(727.6)
Payments of debt issuance costs and financing fees	(4.7)	(0.1)
Bankruptcy claim payments on unsecured notes to be issued	(4.1)	(0.3)
Purchases of treasury stock	(3.8)	(8.8)
Sale of stock for options exercised	2.4	22.8
Equity awards redeemed to pay employees' tax obligations	(5.9)	(1.4)
Payment of cash dividends	(46.5)	(44.0)
Net cash used in financing activities	(142.5)	(202.9)

Effect of exchange rates on cash and cash equivalents	(0.2)	(0.2)
Net increase in cash and cash equivalents	6.4	0.7
Cash and cash equivalents at beginning of period	9.0	10.8
Cash and cash equivalents at end of period	$15.4	$11.5

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three and Nine Months Ended September 30, 2017 and 2016
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss)	Restructuring, Impairment and Transaction-Related Charges (1)
Three months ended September 30, 2017
United States Print and Related Services	$906.3	$53.4	$7.8
International	99.1	7.2	(1.0)
Total operating segments	1,005.4	60.6	6.8
Corporate	—	(11.2)	1.2
Total	$1,005.4	$49.4	$8.0

Three months ended September 30, 2016
United States Print and Related Services	$956.5	$58.6	$8.8
International	99.9	5.5	(1.3)
Total operating segments	1,056.4	64.1	7.5
Corporate	—	(30.3)	18.6
Total	$1,056.4	$33.8	$26.1

Nine months ended September 30, 2017
United States Print and Related Services	$2,680.8	$156.6	$17.7
International	286.4	15.3	1.8
Total operating segments	2,967.2	171.9	19.5
Corporate	—	(36.2)	3.0
Total	$2,967.2	$135.7	$22.5

Nine months ended September 30, 2016
United States Print and Related Services	$2,833.9	$114.6	$40.4
International	297.3	7.5	0.7
Total operating segments	3,131.2	122.1	41.1
Corporate	—	(62.0)	21.3
Total	$3,131.2	$60.1	$62.4
______________________________

(1)	Restructuring, impairment and transaction-related charges are included within operating income (loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended September 30, 2017 and 2016
(in millions, except margin data)
(UNAUDITED)

	Three Months Ended September 30,
	2017	2016
Net earnings	$19.8	$11.3
Interest expense	17.8	19.6
Income tax expense	11.8	2.9
Depreciation and amortization	58.3	61.7
EBITDA (Non-GAAP)	$107.7	$95.5
EBITDA Margin (Non-GAAP)	10.7%	9.0%

Restructuring, impairment and transaction-related charges (1)	8.0	26.1
Equity in loss of unconsolidated entity (2)	—	—
Adjusted EBITDA (Non-GAAP)	$115.7	$121.6
Adjusted EBITDA Margin (Non-GAAP)	11.5%	11.5%
______________________________

(1)	Operating results for the three months ended September 30, 2017 and 2016, were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended September 30,
	2017	2016
Employee termination charges (a)	$7.3	$1.5
Impairment charges (b)	0.3	0.9
Transaction-related charges (c)	0.6	0.4
Other restructuring charges (income) (d)	(0.2)	23.3
Restructuring, impairment and transaction-related charges	$8.0	$26.1
______________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and announced separation programs.

(b)	Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)
Other restructuring charges (income) were primarily from costs to maintain and exit closed facilities, as well as lease exit charges, including a gain related to the Company's Argentina Subsidiaries' settlements with vendors through bankruptcy proceedings during the three months ended September 30, 2017. The Company also recorded an $11.2 million adjustment to its multiemployer pension plans withdrawal liability and a $6.5 million non-cash pension settlement charge related to lump-sum pension payments during the three months ended September 30, 2016.

(2)
The equity in loss of unconsolidated entity includes the results of operations for an investment in an entity where Quad/Graphics has the ability to exert significant influence, but not control, which is accounted for using the equity method of accounting.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Nine Months Ended September 30, 2017 and 2016
(in millions, except margin data)
(UNAUDITED)

	Nine Months Ended September 30,
	2017	2016
Net earnings	$51.9	$7.4
Interest expense	53.6	58.9
Income tax expense	26.8	5.6
Depreciation and amortization	175.5	217.4
EBITDA (Non-GAAP)	$307.8	$289.3
EBITDA Margin (Non-GAAP)	10.4%	9.2%

Restructuring, impairment and transaction-related charges (1)	22.5	62.4
Loss (gain) on debt extinguishment (2)	2.6	(14.1)
Equity in loss of unconsolidated entity (3)	0.8	2.3
Adjusted EBITDA (Non-GAAP)	$333.7	$339.9
Adjusted EBITDA Margin (Non-GAAP)	11.2%	10.9%
______________________________

(1)	Operating results for the nine months ended September 30, 2017 and 2016, were affected by the following restructuring, impairment and transaction-related charges:

	Nine Months Ended September 30,
	2017	2016
Employee termination charges (a)	$13.2	$8.1
Impairment charges (b)	1.0	17.7
Transaction-related charges (c)	1.8	1.9
Integration costs (d)	—	0.1
Other restructuring charges (e)	6.5	34.6
Restructuring, impairment and transaction-related charges	$22.5	$62.4
______________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and announced separation programs.

(b)	Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of acquired companies.

(e)
Other restructuring charges were primarily from costs to maintain and exit closed facilities, as well as lease exit charges, net of a gain on the sale of facilities and a gain related to the Company's Argentina Subsidiaries' settlements with vendors through bankruptcy proceedings during the nine months ended September 30, 2017. The Company also recorded an $11.2 million adjustment to its multiemployer pension plans withdrawal liability and a $6.5 million non-cash pension settlement charge related to lump-sum pension payments during the nine months ended September 30, 2016.

(2)
The $2.6 million loss on debt extinguishment recorded during the nine months ended September 30, 2017, relates to the second amendment to the Company's April 28, 2014 Senior Secured Credit Facility, completed on February 10, 2017. The $14.1 million gain on debt extinguishment recorded during the nine months ended September 30, 2016, primarily relates to the $56.5 million repurchase of unsecured 7.0% senior notes due May 1, 2022.

(3)
The equity in loss of unconsolidated entity includes the results of operations for an investment in an entity where Quad/Graphics has the ability to exert significant influence, but not control, which is accounted for using the equity method of accounting.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Nine Months Ended September 30, 2017 and 2016
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2017	2016
Net cash provided by operating activities	$179.7	$260.0

Less: purchases of property, plant and equipment	(61.6)	(57.7)

Free Cash Flow (Non-GAAP)	$118.1	$202.3

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
DEBT LEVERAGE RATIO
As of September 30, 2017 and December 31, 2016
(in millions, except ratio)
(UNAUDITED)

	September 30, 2017		December 31, 2016
Total debt and capital lease obligations on the condensed consolidated balance sheets	$1,054.2		$1,130.8

Divided by: Trailing twelve months Adjusted EBITDA (Non-GAAP) (1)	$473.9		$480.1

Debt Leverage Ratio (Non-GAAP)	2.22	x	2.36	x
______________________________

(1)	The calculation of Adjusted EBITDA for the trailing twelve months ended September 30, 2017, and December 31, 2016, was as follows:

		Add	Subtract	Trailing Twelve Months Ended
	Year Ended	Nine Months Ended
	December 31, 2016 (a)	September 30, 2017	September 30, 2016	September 30, 2017
Net earnings	$44.9	$51.9	$7.4	$89.4
Interest expense	77.2	53.6	58.9	71.9
Income tax expense	13.0	26.8	5.6	34.2
Depreciation and amortization	277.1	175.5	217.4	235.2
EBITDA (Non-GAAP)	$412.2	$307.8	$289.3	$430.7
Restructuring, impairment and transaction-related charges	80.6	22.5	62.4	40.7
Loss (gain) on debt extinguishment	(14.1)	2.6	(14.1)	2.6
Equity in loss (gain) of unconsolidated entity	1.4	0.8	2.3	(0.1)
Adjusted EBITDA (Non-GAAP)	$480.1	$333.7	$339.9	$473.9
______________________________

(a)	Financial information for the year ended December 31, 2016, is included as reported in the Company's 2016 Annual Report on Form 10-K filed with the SEC on February 22, 2017.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Three Months Ended September 30, 2017 and 2016
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended September 30,
	2017	2016
Earnings before income taxes and equity in loss of unconsolidated entity	$31.6	$14.2

Restructuring, impairment and transaction-related charges	8.0	26.1
	39.6	40.3

Income tax expense at 40% normalized tax rate	15.8	16.1
Adjusted net earnings (Non-GAAP)	$23.8	$24.2

Basic weighted average number of common shares outstanding	49.5	47.8
Plus: effect of dilutive equity incentive instruments	2.0	2.8
Diluted weighted average number of common shares outstanding	51.5	50.6

Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$0.46	$0.48

Diluted Earnings Per Share (GAAP)	$0.38	$0.22
Restructuring, impairment and transaction-related charges per share	0.16	0.52
Income tax expense from condensed consolidated statement of operations per share	0.23	0.06
Income tax expense at 40% normalized tax rate per share	(0.31)	(0.32)
Equity in loss of unconsolidated entity from condensed consolidated statement of operations per share	—	—
Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$0.46	$0.48
______________________________

(1)
Adjusted Diluted Earnings Per Share excludes the following: (i) restructuring, impairment and transaction-related charges; (ii) discrete income tax items; and (iii) equity in loss of unconsolidated entity.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Nine Months Ended September 30, 2017 and 2016
(in millions, except per share data)
(UNAUDITED)

	Nine Months Ended September 30,
	2017	2016
Earnings before income taxes and equity in loss of unconsolidated entity	$79.5	$15.3

Restructuring, impairment and transaction-related charges	22.5	62.4
Loss (gain) on debt extinguishment	2.6	(14.1)
	104.6	63.6

Income tax expense at 40% normalized tax rate	41.8	25.4
Adjusted net earnings (Non-GAAP)	$62.8	$38.2

Basic weighted average number of common shares outstanding	49.4	47.6
Plus: effect of dilutive equity incentive instruments	2.2	1.7
Diluted weighted average number of common shares outstanding	51.6	49.3

Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$1.22	$0.77

Diluted Earnings Per Share (GAAP)	$1.01	$0.15
Restructuring, impairment and transaction-related charges per share	0.43	1.27
Loss (gain) on debt extinguishment per share	0.05	(0.29)
Income tax expense from condensed consolidated statement of operations per share	0.52	0.11
Income tax expense at 40% normalized tax rate per share	(0.81)	(0.52)
Equity in loss of unconsolidated entity from condensed consolidated statement of operations per share	0.02	0.05
Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$1.22	$0.77
______________________________

(1)
Adjusted Diluted Earnings Per Share excludes the following: (i) restructuring, impairment and transaction-related charges; (ii) loss (gain) on debt extinguishment; (iii) discrete income tax items; and (iv) equity in loss of unconsolidated entity.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.